                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          Peerless Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          --------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


          ---------------------------------------------------------------------

     (5)  Total fee paid:


          ---------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:______________________________________________

     (2)  Form, Schedule or Registration Statement No.:________________________

     (3)  Filing Party:________________________________________________________

     (4) Date Filed:___________________________________________________________

                  [LETTERHEAD OF PEERLESS SYSTEMS CORPORATION]


[LOGO] PEERLESS

May 23, 2002

To our Shareholders:

   We have worked very hard this past year to increase shareholder value. We have made a number of adjustments in our strategies, products and technologies, and, in doing so, we have reduced our expenses and managed our cash to provide the resources necessary to make these adjustments.

   We are continuing to apply a disciplined approach to practice good governance policies and procedures, and the presence of independent directors and unencumbered auditors is truly showing its value. As you read our proxy statement, please note that we have maintained a majority of independent directors throughout the year.

   The commitment of our Board of Directors and our executive team to our mission is very strong. The economy seems to be stabilizing, and we are hopeful that the most difficult times are behind us. Our product offerings are being broadened with some additional new and exciting technologies. We are also planning to take our product offerings to new markets and channels.

   In this Proxy, we are asking for your support and approval of:

(check mark) An amendment of our employee stock purchase plan to make an additional 1.0 million shares available for purchase by our employees. This employee benefit continues to be an important tool to retain employee talent in this very competitive market. Likewise, it gives our employees a real opportunity to participate in our progress and further aligns their interests with yours.

(check mark) The election of our Board of Directors.

(check mark) The ratification of our selection of Ernst & Young LLP as our independent auditors.

   As we are looking forward to improving our performance and results of operations, we thank you for your continued support and I wish you the best in the coming year.

                                          Best regards,
                                          /s/ Howard Nellor
                                          Howard Nellor
                                          President and CEO
                                          Peerless Systems Corporation

   This letter may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. For a discussion of such factors, please see the publicly available Securities and Exchange Commission filings of Peerless Systems Corporation, including its Annual Report on Form 10-K for the year ended January 31, 2002, filed on May 1, 2002, and particularly, the discussion of risk factors set forth on pages 26 through 34 therein.

                                                                       [GRAPHIC]

                         PEERLESS SYSTEMS CORPORATION
                             2381 Rosecrans Avenue
                             El Segundo, CA 90245

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 2002

Dear Stockholder:

   You are invited to attend the Annual Meeting of Stockholders of Peerless Systems Corporation (the "Annual Meeting"), a Delaware corporation (the "Company"), which will be held on June 20, 2002, at 2:00 P.M. Pacific Daylight Time at the Company's offices located at 2381 Rosecrans Avenue, El Segundo, California 90245 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 31, 2003.

    3. To approve the amendment of the Company's 1996 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for sale to employees under such plan by 1,000,000 shares.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The Board of Directors of the Company has fixed the close of business on May 10, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Accompanying this Notice of Annual Meeting of Stockholders and Proxy Statement for Annual Meeting of Stockholders is a copy of the Company's Annual Report on Form 10-K for its fiscal year ended January 31, 2002 as filed with the Securities and Exchange Commission.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You can also vote your shares over the Internet or by telephone. Voting instructions for Internet and telephone voting are printed on the proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          By Order of the Board of Directors

                                          /s/ Denis W. Retoske
                                          Denis W. Retoske
                                          Vice President, General Counsel and
                                            Secretary

El Segundo, California
May 23, 2002

                         PEERLESS SYSTEMS CORPORATION
                             2381 Rosecrans Avenue
                             El Segundo, CA 90245

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 June 20, 2002

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors") of Peerless Systems Corporation, a Delaware corporation (the "Company" or "Peerless"), for the Company's 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 20, 2002 at 2:00 P.M. Pacific Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 2381 Rosecrans Avenue, El Segundo, California 90245. Directions and a map to the Company's offices can be found at the Company's website, www.peerless.com. The Company intends to mail this proxy statement and the accompanying proxy card on or about May 23, 2002 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. The Company has retained Mackenzie Partners, Inc. to solicit proxies for a fee of $12,500 plus a reasonable amount to cover expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock (as defined below) for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by the directors, officers or other regular employees. No additional compensation will be paid to the directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only stockholders of record as of the close of business on May 10, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 10, 2002, the Company had 15,273,938 shares of Common Stock, par value $0.001 per share ("Common Stock"), issued and outstanding. Each holder of record of Common Stock on such date will be entitled to one (1) vote for each share held on all matters to be voted upon at the Annual Meeting. The Company's Bylaws (the "Bylaws") provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

   Stockholders also have the choice of voting over the Internet or using a toll-free telephone number. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record to see which options are available to you. The telephone voting facilities for stockholders of record will close at 9:00 A.M. Pacific Daylight Time on June 19, 2002 and the Internet voting facilities for stockholders of record will close at 10:00 A.M. Pacific Daylight Time on June 19, 2002. The telephone and Internet voting procedures are designed to authenticate you as a stockholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

   Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) will each be counted as present for purposes of determining the presence of a quorum. In all matters, other than the election of directors, the affirmative vote by holders of a majority of the votes cast at the Annual Meeting is required to approve the proposals set forth herein. According to the Bylaws, abstentions and broker non-votes with respect to such proposals will not be counted for purposes of calculating the number of shares voted. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   There are four nominees for the four positions presently authorized for the Board of Directors in accordance with the Company's Certificate of Incorporation (the "Certificate of Incorporation"). Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or earlier, upon such director's death, resignation or removal.

   The names and certain information concerning the persons nominated to serve by the Nominating Committee of the Board of Directors (the "Nominating Committee") as directors at the Annual Meeting are set forth below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Nominating Committee. The following information regarding the directors (including nominees) is relevant to your consideration of the slate proposed by the Nominating Committee.

Director Nominees

   The names of the nominees and certain information about them as of April 30, 2002 are set forth below:

                       Principal Occupation/                           Director
       Name        Age Position Held With the Company                   Since
       ----        --- ------------------------------                  --------
 Robert G. Barrett 57  Director                                          1991
 Louis C. Cole.... 58  Director                                          2001
 Howard J. Nellor. 63  Director, Chief Executive Officer and President   2000
 Robert L. North.. 66  Director                                          1996

   Robert G. Barrett has served the Company as a director since March 1991. Mr. Barrett is a general partner of Financial Technology Ventures, a venture capital fund specializing in financial technologies. Prior to joining Financial Technology Ventures, he was a founder and a managing partner of Battery Ventures, Inc., a venture capital fund specializing in communication and software investment. Presently, Mr. Barrett serves as a director of Brooktrout Technology, Inc., Corillian Corporation, and several privately held high technology companies. Mr. Barrett received an A.B. in History and an M.B.A. from Harvard University.

   Louis C. Cole has served the Company as a director since June 2001. From July 1989 to May 2001, Mr. Cole served as President, Chief Executive Officer and Chairman of the Board of Legato Systems, Inc., an enterprise storage management software company. During this twelve-year period, he saw the company through its initial public offering and was responsible for the growth of its annual revenue to $251.1 million. Prior to joining Legato, Mr. Cole was a founder of Combinet, Inc., a pioneer in the development of ISDN solutions that was acquired by Cisco Systems in 1995. Before founding Combinet, Mr. Cole served as Executive Vice President of Novell, Inc., with responsibility for all operations divisions. Prior to joining Novell, Inc., Mr. Cole was President of CXI, Inc., which was acquired by Novell in 1987. Before serving at CXI, Mr. Cole spent five years with National Advanced Systems as Vice President of Corporate Services, and eight years at Fairchild Camera and Instrument in a variety of Information Services management positions. He currently serves on the boards of directors for Tricord Systems, Inc. and Rogue Wave Software, Inc., both publicly-traded companies, as well as several privately held companies. Mr. Cole holds a B.S. in Mathematics and Education from Edinboro University of Pennsylvania.

   Howard J. Nellor has served the Company as a director and as its Chief Executive Officer and President since November 2000. From April 2000 through October 2000, Mr. Nellor served the Company as its interim Chief Executive Officer and President. Mr. Nellor has 39 years of experience in the development of high technology products. He has held numerous management positions over the course of his career. Prior to joining Peerless, Mr. Nellor managed his own consulting company and, during the 13 years of consulting, he worked with clients primarily to assist in the management of crisis and turnaround situations. These consulting assignments were in hi-tech fields and included software, robotics, hardware, systems engineering, executive management training and development, customer service, and general accounting. Mr. Nellor's assignments frequently required the stabilization of corporate performance in companies undergoing management changes. He also has extensive education and training in organizational development. From 1997 to April 2000, Mr. Nellor was a consultant to the Company, during which time he focused on business process re-engineering and software product development. Mr. Nellor's experience includes over 20 years with TRW, Inc., including communication satellite program management and many internal technical management positions. He holds a B.S. in Engineering from the University of Nebraska and an M.B.A. from Pepperdine University.

   Robert L. North has served the Company as a director since July 1996. Mr. North was the Chief Executive Officer of HNC Software from 1987 until his retirement in January 2000. He currently also serves as a director of Digital Insight, Centor Software, Neighborhood Bankcorp and WebCapital. For 21 years prior to that time, Mr. North was employed by TRW, Inc.'s Electronic Systems Group, most recently as Vice President and General Manager. Prior to that time, he was a member of the technical staff for the Satellite Central Office of Aerospace Corporation. Mr. North received a B.S. and an M.S. in Electrical Engineering from Stanford University.

Composition of the Board of Directors

   All directors are elected by the holders of Common Stock. Members of the Board of Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among the directors and officers.

   The Company currently has four authorized directors, three of whom are independent as defined under applicable Nasdaq listing standards and the Bylaws. Since the Annual Meeting held for the Company's fiscal year 2001, as required by the Bylaws, a majority of the Company's directors have been independent.

Board of Directors Committees and Meetings

   During the fiscal year ended January 31, 2002, the Board of Directors held twelve meetings. The Board of Directors has an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee") and a Nominating Committee. During the fiscal year ended January 31, 2002, each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

   The Audit Committee consists of Messrs. Barrett, Cole and North, each of whom is not an employee of the Company or of a subsidiary and is independent as required by applicable Nasdaq listing standards and pursuant to the Bylaws. The Audit Committee reviews the scope and coverage of the internal audit, external audit, and credit review activities. The Audit Committee also reviews annually, together with management, the independent public accountant and the Company's general auditor, the contents and conclusions of the audited financial statements. In addition, the Audit Committee recommends a qualified firm of independent public accountants for approval by the Board of Directors and ratification by the stockholders. During the previous fiscal year, the Audit Committee held five meetings.

   The Compensation Committee, which consists of Messrs. Barrett, Cole and North, provides overall guidance with respect to the establishment, maintenance and administration of the compensation programs and employee benefit plans of the Company. The Compensation Committee also monitors the salary administration program and reviews and approves salary changes and promotions for executive officers. The recommendations of the Compensation Committee as to the compensation of the Chief Executive Officer and any of the

Company's executive officers who are also directors of the Company are subject to approval by the Board of Directors. During the previous fiscal year, the Compensation Committee held six meetings.

   The Nominating Committee, which consists of Messrs. Barrett, Cole and North, develops the policy on the size of the Board of Directors, reviews potential candidates for Board of Directors membership and exclusively makes nominations for persons to serve on the Board of Directors.

Vote Required

   Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE NOMINEES.

                                 PROPOSAL TWO

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the independent auditors for the fiscal year ending January 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has been engaged as the independent auditors since September 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Fees for the last fiscal year were as follows:

   .   Audit Fees: $333,785

   .   Other Audit-Related Fees: $118,890

   .   Financial Information Systems Design and Implementation Fees: $0

   .   All Other Fees: $85,853

   Stockholder ratification of the selection of Ernst & Young LLP as the independent auditors is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

   An affirmative vote by holders of a majority of the votes cast is required to approve the above proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMPANY'S FISCAL YEAR ENDING JANUARY 31, 2003.

                                PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO
         INCREASE THE NUMBER OF AUTHORIZED SHARES BY 1,000,000 SHARES

   In July 1996, the Board of Directors approved the 1996 Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 300,000 shares of Common Stock. In 2000, the stockholders approved an increase of 500,000 shares of Common Stock under the Purchase Plan.

   On March 20, 2002, the Board of Directors approved an amendment to the Purchase Plan to increase the shares of Common Stock under the Purchase Plan by 1,000,000 shares, subject to stockholder approval. The purpose of this amendment is to enhance the flexibility of the Board of Directors and the Compensation Committee in offering Common Stock to the Company's employees. This amendment increases the number of shares authorized for issuance under the Purchase Plan from a total of 800,000 shares to 1,800,000 shares.

   The amount of benefits to be received pursuant to this proposed amendment to the Purchase Plan cannot be determined at this time. During the last fiscal year, pursuant to the Purchase Plan, employees (excluding executive officers) purchased 262,301 shares of Common Stock, and executive officers purchased 144,412 shares. As of April 30, 2002, only 93,287 shares of Common Stock remained available for future issuances under the Purchase Plan.

Purpose

   The purpose of the Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code (the "Code"), is to provide all of the employees of the Company and its affiliates (as defined by the Purchase Plan) with an opportunity to purchase Common Stock. The Company seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

Administration

   The Purchase Plan is administered by the Board of Directors or such other committee as may be appointed by the Board of Directors (the "Committee"). Whether delegated or not, the Board of Directors has the final authority to determine all questions of policy and expediency that may arise in the administration of the Purchase Plan. The Board of Directors or the Committee has full authority to determine eligibility, to construe and interpret the Purchase Plan, to amend rules and regulations for its administration, and to amend the Purchase Plan (subject to limitations of the Purchase Plan).

Grant of Rights

   The Board of Directors may from time to time grant rights to purchase Common Stock (the "Offering") under the Purchase Plan to eligible employees (as defined below) on a date or dates selected by the Board of Directors (the "Offering Date"). The Board of Directors determines the terms and conditions of each Offering and each Offering is intended to comply with the requirements of
Section 423 of the Code.

Eligibility

   Each employee of the Company or any affiliate of the Company who (i) has been in the employ of the Company or any affiliate of the Company for a continuous period of time required by the Board of Directors (such period not to exceed two years); and (ii) on the Offering Date, is employed by the Company or any affiliate of the Company at least 20 hours per week and at least five months per calendar year, is eligible to participate in the Purchase Plan (the "Eligible Employees"). No person is eligible to participate if he or she, after the grant of rights under the Purchase Plan, owns stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any affiliate of the Company. As of April 30, 2002, approximately 94 employees of the Company are eligible to participate in the Purchase Plan.

Participation

   On each Offering Date, each Eligible Employee receives the right to purchase up to the number of shares of Common Stock purchasable with a percentage designated by the Board of Directors not to exceed 15% of the Eligible Employee's earnings. The Board of Directors or the Committee will establish one or more dates during the Offering on which rights granted under the Purchase Plan will be exercised and purchases of Common Stock carried out in accordance with the Offering (the "Purchase Date"). Each Eligible Employee who elects to participate in the Purchase Plan must execute and deliver to the Company a participation agreement that indicates the amount to be deducted from the participant's paychecks. Such deductions will be credited to an account for the Eligible Employee under the Purchase Plan and the funds will be deposited with the general funds of the Company.

Purchase of Common Stock

   On each Purchase Date, each participant's accumulated payroll deductions will be applied to the purchase of whole shares of Common Stock at a purchase price (the "Purchase Price") that is not less than the lesser of (i) 85% of the fair market value of the Common Stock on the Offering Date or (ii) 85% of the fair market value of the Common Stock on the Purchase Date.

Withdrawal

   At any time during an Offering, a participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise such participant's rights under the Purchase Plan by giving written notice of withdrawal to the Company. Upon such withdrawal, the Company will distribute to the participant all of the participant's accumulated payroll deductions that have not been used to acquire Common Stock for the participant, without interest. Such participant may participate in subsequent Offerings by delivering to the Company a new participation agreement.

Termination of Employment

   Termination of a participating employee's employment for any reason cancels his or her rights under the Purchase Plan. All unused accumulated payroll deductions credited to the participant's account will be returned, without interest, to the participating employee.

Limitation

   No person shall be granted rights which permit his or her rights to purchase Common Stock under the Purchase Plan and any other employee stock purchase plans of the Company or any affiliates to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock at any time during any calendar year in which such rights are outstanding.

Adjustment Upon Changes in Stock

   If any change is made in the Company's capitalization, such as a stock split, stock dividend, change in corporate structure or other transactions not involving the receipt of consideration by the Company, appropriate adjustments will be made in the purchase price and in the number of shares subject to rights under the Purchase Plan.

Amendment and Termination

   The Purchase Plan can be amended or terminated by the Board of Directors at any time, but no such amendment or termination may adversely affect rights previously granted. The Board of Directors must seek stockholder approval for amendments to the Purchase Plan that increase the number of shares reserved for rights under the Plan or for amendments that require such approval pursuant to
Section 423 of the Code.

Federal Tax Consequences

   The following is a brief discussion of the Federal income tax consequences of transactions under the Purchase Plan based on the Code. The Purchase Plan is not qualified under Section 401(a) of the Code, which provides certain protections to participants in qualified retirement plans. This discussion does not address all aspects of Federal income taxation and does not describe state or local tax consequences. Participants in the Purchase Plan should consult their own tax advisors.

   The Purchase Plan is intended to qualify under Section 423 of the Code, which would entitle participants to certain benefits with respect to transfers of Common Stock under Section 421(a) of the Code. Under Section 421(a), a participant will not be required to recognize income on an "Offering Date", as defined in the Purchase Plan, or on a Purchase Date. Section 423(c) of the Code requires that, provided the holding periods described below are met, when the shares of Common Stock acquired in an Offering pursuant to the Purchase Plan are sold or otherwise disposed of in a taxable transaction (or in the event of the death of the participant while owning such shares whether or not the holding period requirements are met), the participant will recognize income subject to federal income tax as "ordinary income," for the taxable year in which disposition or death occurs, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for such shares, and (ii) the excess of the fair market value of the Common Stock on the Offering Date of the applicable period over the price of the rights, determined on the Offering Date. Except where the participant dies, in which case special rules would apply, recognition of income upon disposition shall have the effect of increasing the taxable basis of the shares in the participant's possession by an amount equal to the income subject to federal income tax. Any additional gain or loss resulting from the disposition (provided it is not a disqualifying disposition), measured by the difference between the amount paid for the shares and the amount realized (less the amount recognized as income as described above), will be recognized by the participant as long-term capital gain or loss. No portion of the amount received pursuant to such a disposition will be subject to withholding for federal income taxes or be subject to FICA or FUTA taxes; however, the Internal Revenue Service has proposed regulations which, if made final, would require withholding for federal employment taxes in the future at the Purchase Date based on the difference between the fair market value of the shares of Common Stock on the Purchase Date and the amount paid for such shares. The proposed regulations would be effective for any Purchase Date of shares occurring on or after January 1, 2003.

   The Company will not be entitled to any deduction in the determination of its taxable income with respect to the Purchase Plan, except in connection with a disqualifying disposition as discussed below.

   In order for a participant to receive the favorable tax treatment provided in Section 421 of the Code, Section 423(a) requires that the participant make no disposition of the shares acquired during an Offering within two years from the Offering Date nor within one year from the Purchase Date of the Offering.

   If a participant disposes of Common Stock acquired pursuant to the Purchase Plan before the expiration of the holding period requirements set forth above (a "disqualifying disposition"), the participant will realize, at the time of the disposition, "ordinary income" to the extent the fair market value of the Common Stock on the Purchase Date exceeds the amount paid for the shares. The difference between the fair market value of the Common Stock on the Purchase Date and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant's holding period in the Common Stock. Under proposed guidance of the Internal Revenue Service, the Company may be required to provide the employee with a Form W-2 as to the amount of taxable remuneration received on account of the disqualifying disposition, but the Company would have no income tax withholding obligation when the employee sells or disposes of stock acquired by the employee pursuant to the Purchase Plan in a disqualifying disposition. At the time of such disqualifying disposition, the Company will be entitled to deduct an amount in the determination of its taxable income equal to the amount taken into "ordinary income" by the participant.

   An affirmative vote by holders of a majority of the votes cast is required to approve the above proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES BY 1,000,000.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of Common Stock as of April 30, 2002 by: (i) each nominee for director; (ii) each of the executive officers and individuals named in the Summary Compensation Table provided below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the outstanding Common Stock. The business address of each of the Company's directors and named executive officers is the Company's address unless otherwise stated in the table below.

                                                       Beneficial Ownership(1)
                                                       ----------------------
                                                       Number of   Percent of
    Beneficial Owner                                    Shares       Total
    ----------------                                   ---------   ----------
    State of Wisconsin Investment Board(2)............ 2,006,200      13.1%
      P.O. Box 7842
      Madison, WI 53707
    Austin W. Marxe and David M. Greenhouse(3)........   969,100       6.3%
      153 East 53rd Street
      New York, NY 10022
    Robert G. Barrett(4)..............................   145,077       1.0%
    Louis C. Cole(5)..................................    13,904         *
    Howard J. Nellor(6)...............................   304,507       2.0%
    Robert L. North(7)................................    41,386         *
    William R. Neil(8)................................   155,292       1.0%
    Ronald J. Davis(9)................................    80,125         *
    Denis W. Retoske(10)..............................   123,411         *
    Eric Random(11)...................................   140,766         *
    All directors and executive officers as a group
      (10 persons)(12)................................ 1,178,995       7.3%

--------
  *  Represents beneficial ownership of less than one percent

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,273,291 shares of Common Stock outstanding on April 30, 2002, adjusted as required by rules promulgated by the SEC.
 (2) This number is based solely upon the Company's review of a Schedule 13G/A filed with the SEC on February 15, 2002.
 (3) This number is based solely upon the Company's review of a Schedule 13G/A filed with the SEC on February 13, 2002. According to that Schedule 13G/A, Austin W. Marxe and David M. Greenhouse have the power to vote or to direct the vote of and to dispose or to direct the disposition of securities held by Special Situations Fund III, L.P., Special Situations Technology Fund, L.P., and Special Situations Cayman Fund, L.P. by virtue of their positions as executive officers of the general partners or investment advisers of those funds.
 (4) Includes 41,386 shares issuable pursuant to options exercisable within 60 days of April 30, 2002.
 (5) Includes 13,904 shares issuable pursuant to options exercisable within 60 days of April 30, 2002.
 (6) Includes 236,499 shares issuable pursuant to options exercisable within 60 days of April 30, 2002.
 (7) Includes 41,386 shares issuable pursuant to options exercisable within 60 days of April 30, 2002.
 (8) Includes 145,747 shares issuable pursuant to options exercisable within 60 days of April 30, 2002.
 (9) Includes 80,125 shares issuable pursuant to options exercisable within 60 days of April 30, 2002.
(10) Includes 123,343 shares issuable pursuant to options exercisable within 60 days of April 30, 2002.
(11) Includes 138,297 shares issuable pursuant to options exercisable within 60 days of April 30, 2002.
(12) Includes 982,105 shares issuable pursuant to options exercisable by all directors and executive officers within 60 days of April 30, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and 10% stockholders. The Company believes that, during the fiscal year ended January 31, 2002, all of the executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements except Adam Au, the Company's former director and a former officer of one of the Company's subsidiaries, who filed a late Form 4 with respect to one transaction.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following table sets forth information with respect to the Company's executive officers as of April 30, 2002.

                      Name                         Age                      Position
                      ----                         ---                      --------
Howard J. Nellor.................................. 63  Director, Chief Executive Officer and President
William R. Neil................................... 51  Vice President, Finance and Chief Financial Officer
Denis W. Retoske.................................. 62  Vice President, General Counsel and Secretary
Ronald J. Davis................................... 54  Vice President, Sales
Eric Random....................................... 53  Vice President, Engineering
Alan D. Curtis.................................... 42  Vice President, Technology and Architecture
Cary A. Kimmel.................................... 58  Vice President, Business Development

   Mr. Nellor is being considered for re-election to the position of director of the Company. See "Director Nominee" section for a discussion of his business experience.

   William R. Neil has served as Chief Financial Officer and Vice President of Finance of Peerless since August 2000. In this capacity, he oversees and directs all financial planning, reporting, accounting and audit activities. He also manages the Information Technology and Human Resources departments. From February 1998 to July 2000, Mr. Neil served as Corporate Controller of Peerless. From September 1996 through July 1997, Mr. Neil served as Vice President and Chief Financial Officer for Interactive Medical Technologies, Ltd. Prior to that time, he served as Vice President and Chief Financial Officer for Perceptronics, Inc. and Clifford Electronics, Inc. Mr. Neil obtained his certification as a public accountant in the State of California during his tenure at Arthur Andersen & Co. Mr. Neil received a B.S. from California State University, Northridge.

   Denis W. Retoske was named Vice President, General Counsel and Secretary of Peerless in August 2000. In this capacity, Mr. Retoske is responsible for corporate governance matters, the Company's Intellectual Property, outside licensing and contracting activities, advising on all legal matters and overseeing the work of outside legal counsel. Mr. Retoske joined Peerless in January 1998. Prior to joining Peerless, Mr. Retoske managed his own law firm for sixteen years representing public and private companies and individuals in the high technology and health care services industries. His career also includes twelve years with Xerox Corporation in a variety of financial positions in RD&E in Rochester, NY and the Electronics Division in El Segundo, CA, one year on the Corporate Finance Staff of Chrysler Corporation and five years active duty as an officer in the United States Marine Corps. Mr. Retoske holds a B.B.A. from the University of Notre Dame, an M.B.A. from the Wharton School of Finance of the University of Pennsylvania and a J.D. from Western State University College of Law. He is licensed to practice law in the State of California and the District of Columbia. He is admitted to practice before all Federal District Courts in California and Arizona.

   Ronald J. Davis is responsible for Worldwide Sales and Field Operations for Peerless Systems Corporation and Peerless Systems Imaging Products, Inc. and the management of the Peerless KK Company in Tokyo, Japan. Mr. Davis represents Peerless as a board member and co-representative director of the Peerless KK Company in

Japan. From 1996 to 1999, Mr. Davis held the positions of Vice President of Marketing, Director of Marketing and Director of Strategic Planning for Peerless. Prior to joining Peerless, Mr. Davis worked at Xerox Corporation for 13 years in various positions including: Product Business Team Manager, Manager of Market and Product Planning, Manager of Product Marketing and Manager of the Program Business Office. In addition, Mr. Davis also has 13 years of related experience with 3M Corporation. Mr. Davis received a B.S. degree in Business from the University of Minnesota and an M.B.A. in Marketing from the College of St. Thomas.

   Eric Random has served as Vice President, Engineering since June 2001. In this capacity, he is responsible for all engineering activity at Peerless, including management of Peerless' Kent, WA facility, Peerless Systems Imaging Products, Inc. ("PSIP"). From August 2000 to June 2001, Mr. Random served as Vice President, Special Projects, and he oversaw the integration of PSIP with Peerless Systems Corporation in connection with the acquisition of PSIP. Before joining the executive team, Mr. Random served as a Senior Architect and member of the Peerless Core Technology group, responsible for formulating new technology direction. Prior to that, he spearheaded the development of the PeerlessPage color imaging architecture. He has a broad background in software development, including operating systems, 4GL languages and user interface. Mr. Random has been with Peerless since 1992 and holds a B.A. from Yale University.

   Alan D. Curtis, as CTO and Vice President of Technology & Architecture, is responsible for new product and technology initiatives at Peerless. Mr. Curtis has worked in a number of roles since arriving at Peerless in 1992, including software engineering, project management, corporate development, product development, and new technology development. Prior to Peerless, Mr. Curtis worked for Xerox, Accenture (formerly Andersen Consulting), and two start-ups developing software for the entertainment field. Mr. Curtis holds an M.S. in Computer Science from the University of Wisconsin, Madison and a B.A. from UCLA.

   Cary A. Kimmel, as Vice President Business Development, is responsible for contractual relationships with the Company's customers and strategic partners, tactical pricing and license management. He has been with the Company since June 1995 and has held the positions of Director and Senior Director Business Development. Immediately prior to joining the Company, Mr. Kimmel was with Xerox Corporation for twenty-six years and held positions in Product and Project Planning, Finance and Business Development.

Director Compensation

   Non-employee directors of the Company receive $1,000 for each meeting attended and $500 for each committee meeting attended. All directors are reimbursed for expenses incurred on behalf of the Company. For the fiscal year ended January 31, 2002, Messrs. Barrett, Cole and North received $2,500, $3,500 and $5,500, respectively, for their services as directors of the Company.

   Each non-employee director also received options to purchase 26,666 shares of Common Stock in connection with his initial election to the Board of Directors and has received options to purchase 3,333 shares of Common Stock on the date of each annual stockholder meeting. To have received the options for 3,333 shares of Common Stock, each non-employee director must have served continuously as a non-employee director for at least six months immediately prior to such annual meeting. These options for non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and 1/48th of the shares subject to the option each month thereafter for the following three years. For the fiscal year ended January 31, 2002, Messrs. Barrett and North each received options to purchase 3,333 shares of Common Stock with an exercise price of $1.88 per share and Mr. Cole received options to purchase 26,666 shares of Common Stock with an exercise price of $1.88 per share.

Compensation Committee Interlocks And Insider Participation

   The Compensation Committee currently consists of Messrs. Barrett, Cole and North. No member of the Compensation Committee has served as one of the Company's officers or employees at any time. None of the executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

Summary Compensation Table

   The following table sets forth for the fiscal years ended January 31, 2002, January 31, 2001 and January 31, 2000, the compensation earned by the Company's current Chief Executive Officer and other four most highly compensated executive officers of the Company and its subsidiaries for the fiscal year ended January 31, 2002 (the "Named Executive Officers"):

                          Summary Compensation Table

                                                                                            Long Term
                                                                                           Compensation
                                                                Annual Compensation(1)       Awards /
                                                            ------------------------------  Securities
                                                     Fiscal                   Other Annual  Underlying
            Name and Principal Position               Year   Salary   Bonus   Compensation   Options
            ---------------------------              ------ -------- -------- ------------ ------------
Howard J. Nellor(2)(7)..............................  2002  $295,385 $ 85,740        --      100,000
 Chief Executive Officer, President and Director      2001   186,462  123,760        --      204,000
                                                      2000        --       --        --           --

William R. Neil(3)(7)...............................  2002   198,077   53,925        --      100,000
 Vice President, Finance and Chief Financial Officer  2001   150,146   71,825        --      101,875
                                                      2000   106,706   20,000        --        6,625

Ronald J. Davis(4)(7)...............................  2002   174,423   39,458   143,064       75,000
 Vice President, Sales                                2001   164,356   44,355    15,000           --
                                                      2000   141,304       --        --       47,164

Denis W. Retoske(5)(7)..............................  2002   173,077   48,900        --       50,000
 Vice President, General Counsel and Secretary        2001   131,985   67,550        --      105,000
                                                      2000   106,848   10,000        --          938

Eric Random(6)(7)...................................  2002   159,231   48,900        --       50,000
 Vice President, Engineering                          2001   137,943   65,850        --      103,750
                                                      2000   125,794   10,000        --        3,750

--------
(1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all of the salaried employees and perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus described in this table.
(2) For fiscal year 2002, Mr. Nellor's bonus consisted of $37,500 paid in April 2002 for his performance in fiscal year 2002 and $48,240 paid in March 2001 as a retention bonus. For fiscal year 2001, Mr. Nellor's bonus consisted of $100,000 paid in March 2001 for his performance in fiscal year 2001 and $23,760 paid in September 2000 as a retention bonus.
(3) For fiscal year 2002, Mr. Neil's bonus consisted of $18,750 paid in April 2002 for his performance in fiscal year 2002 and $35,175 paid in March 2001 as a retention bonus. For fiscal year 2001, Mr. Neil's bonus consisted of $54,500 paid in March 2001 for his performance in fiscal year 2001 and $17,325 paid in September 2000 as a retention bonus.
(4) For fiscal year 2002, Mr. Davis' bonus consisted of $10,313 paid in April 2002 for his performance in fiscal year 2002 and $29,145 paid in March 2001 as a retention bonus. For fiscal year 2001, Mr. Davis' bonus consisted of $30,000 paid in March 2001 for his performance in fiscal year 2001 and $14,355 paid in September 2000 as a retention bonus. Mr. Davis' other annual compensation for fiscal years 2002 and 2001 represents commission pay.
(5) For fiscal year 2002, Mr. Retoske's bonus consisted of $18,750 paid in April 2002 for his performance in fiscal year 2002 and $30,150 paid in March 2001 as a retention bonus. For fiscal year 2001, Mr. Retoske's bonus consisted of $52,700 paid in March 2001 for his performance in fiscal year 2001 and $14,850 paid in September 2000 as a retention bonus.

(6) For fiscal year 2002, Mr. Random's bonus consisted of $18,750 paid in April 2002 for his performance in fiscal year 2002 and $30,150 paid in March 2001 as a retention bonus. For fiscal year 2001, Mr. Random's bonus consisted of $51,000 paid in March 2001 for his performance in fiscal year 2001 and $14,850 paid in September 2000 as a retention bonus.
(7) During parts of fiscal year 2001 and fiscal year 2002, the Company was restricted from granting options to purchase shares of Common Stock due to ongoing litigation which it has subsequently settled

Stock Option Grants and Exercises

   Option/SAR Grants in Fiscal Year 2002. The following table summarizes the stock options granted under the Incentive Plan to the Named Executive Officers during the last fiscal year. No SARs were granted during the last fiscal year.

                       Option Grants in Last Fiscal Year






                                    Individual Grants
                     ------------------------------------------------ Potential Realizable
                                                                      Value at Assumed
                                                                      Annual Rates of
                     Number of  Percentage of                           Stock Price
                     Securities Total Options                         Appreciation for
                     Underlying   Granted to    Exercise              Option Term(4)
                      Options    Employees in     Price    Expiration --------------------
       Name          Granted(1) Fiscal 2002(2) (per share)  Date(3)     5%         10%
       ----          ---------- -------------- ----------- ----------  -------    -------
Howard J. Nellor....  100,000        6.57%        $0.60    4/11/2011  $37,734    $95,625
William R. Neil.....  100,000        6.57          0.60    4/11/2011   37,734     95,625
Ronald J. Davis.....   75,000        4.93          0.60    4/11/2011   28,300     71,718
Denis W. Retoske....   50,000        3.28          0.60    4/11/2011   18,867     47,812
Eric Random.........   50,000        3.28          0.60    4/11/2011   18,867     47,812

--------
(1) Represents options granted under the Incentive Plan.
(2) Based on an aggregate of 1,522,500 shares of Common Stock that are subject to options granted to employees during fiscal year 2002.
(3) The term of each option grant is generally ten years from the date of grant. The options may terminate before their expiration dates if the option holder's status as an employee is terminated or upon the option holder's death or disability.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent either historical appreciation or the Company's estimate or projection of the Company's future Common Stock prices.

   Option Exercises in Fiscal Year 2002. The following table shows for the fiscal year ended January 31, 2002 certain information regarding options exercised by and held at year-end by the Named Executive Officers:

Aggregated Option Exercises Last Fiscal Year and Fiscal Year-End Option Values

                                            Number of Securities        Value of Unexercised
                      Number of            Underlying Unexercised      In-the-Money Options at
                       Shares             Options at January 31, 2002     January 31, 2002
                     Acquired on  Value   --------------------------- -------------------------
       Name           Exercise   Realized Exercisable  Unexercisable  Exercisable Unexercisable
       ----          ----------- -------- -----------  -------------  ----------- -------------
Howard J. Nellor....     --        $ --     204,000       100,000        $ --        $68,000
William R. Neil.....     --          --      88,248       134,377          --         68,000
Ronald J. Davis.....     --          --      48,668       101,332          --         51,000
Denis W. Retoske....     --          --      81,469        80,469          --         34,000
Eric Random.........     --          --      93,673        83,938          --         34,000

Employment and Severance Agreements

   Mr. Nellor has an arrangement with the Company that provides for accelerated vesting of options in the event of change in control of the Company. Each of Messrs. Neil and Retoske has an arrangement with the Company whereby each will receive three months of severance pay in the event of his termination without cause and accelerated vesting of options in the event of a change in control of the Company.

Equity Compensation Plan Information

   Peerless currently maintains two equity compensation plans under which Common Stock is authorized for issuance to employees and directors in exchange for services: the 1996 Employee Stock Purchase Plan and the 1996 Equity Incentive Plan. Both of these plans have been approved by Peerless' stockholders. The following table provides aggregate information regarding the shares of Common Stock that may be issued upon the exercise of options, warrants and rights under all of Peerless' equity compensation plans as of January 31, 2002. The information set forth below does not give effect to the proposed amendment to the Company's 1996 Employee Stock Purchase Plan described in Proposal Three above.

                                                                                        Number of securities
                                                                                      remaining available for
                                       Number of securities to   Weighted-average   future issuance under equity
                                       be issued upon exercise  exercise price of        compensation plans
                                       of outstanding options, outstanding options,    (excluding securities
                                         warrants and rights   warrants and rights    reflected in column (a))
            Plan Category                        (a)                   (b)                      (c)
            -------------              ----------------------- -------------------- ----------------------------
Equity compensation plans approved by
  security holders:
   1996 Equity Incentive Plan.........        2,734,501               $3.68                    909,610
   1996 Employee Stock Purchase Plan..              N/A                 N/A                     93,287
Equity compensation plans not approved
  by security holders.................               --                  --                         --
                                              ---------               -----                  ---------
       Total..........................        2,734,501               $3.68                  1,002,897

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company has entered into indemnification agreements with Messrs. Barrett, Cole and North, and all of its officers which provide, among other things, that the Company will indemnify each of them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements that he may be required to pay in actions or proceedings in which he is or may be made a party by reason of his position as the Company's director, officer or other agent, and otherwise to the full extent permitted under Delaware law and the Bylaws.

   On January 29, 2002, the Company divested itself of Netreon, Inc., a California corporation ("Netreon"), and its storage management operations business while retaining the networking technology obtained from the 1999 acquisition of Netreon for the continuing integration into Peerless' core imaging product development. As part of this divesture, the Company and Netreon negotiated the termination of the Company's obligations under the lease agreement for the Mountain View facility then occupied by Netreon that obligated the Company for a total of approximately $5.1 million over the remaining 65 months of the lease. In consideration of the termination of the Company's obligations, the Company paid the landlord of said property approximately $0.9 million. The Company continues to hold a minority interest in the newly independent storage management software company arising from the divestiture. Adam Au, the Company's former director and a former officer of Netreon, owned, as of the closing date of the transaction, approximately 36.6% of the outstanding stock of this new company, which is called Netreon, Inc., a Delaware corporation. Howard Nellor, as a representative of Peerless, serves as a director of this new company and Louis Cole, as an individual, serves as the Chairman of this new company.

   On April 11, 2001, the Company entered into a settlement agreement with Gordon L. Hanson, relating to a suit filed by Peerless against Mr. Hanson on July 12, 2000 in the United States District Court for the Central District of California. Pursuant to the settlement agreement but subject to certain limitations, the Company agreed that it will, at Mr. Hanson's option, during the six month period beginning April 11, 2001 purchase at a price of $0.75 per share, the shares of the Company received by Mr. Hanson pursuant to the merger agreement, dated December 7, 1999, under which the Company acquired HDE, Inc. The Company also agreed to and did register the sale of Mr. Hanson's shares under the Securities Act of 1933, within three weeks of the date of the settlement agreement pursuant to the terms of a registration rights agreement previously entered into by the Company and Mr. Hanson. Pursuant to this settlement agreement, the Company purchased 150,000 shares from Mr. Hanson for $112,500, and the balance of these options expired October 11, 2001.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

   The Company's executive compensation program presently is administered by the three-member Compensation Committee of the Board of Directors (the "Committee") set forth below. These Committee members are not employees of the Company.

   Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to each of the Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee believes that, with respect to the application of Section 162(m) of the Code, at the present time it is highly unlikely that the cash compensation paid to any Named Executive Officer in a taxable year will exceed $1 million. However, options granted with exercise prices at least 100% of fair market value are intended to qualify under the Incentive Plan as "performance-based compensation."

   The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. In carrying out these objectives, the Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the individual performance of each executive officer, corporate performance, and the responsibility and authority of each position relative to other positions within the Company.

   The Company's executive compensation package consists of three components: base salary and related benefits; annual cash bonus incentives; and equity-based compensation incentives. The Committee reviews each of these components and develops an incentive compensation package for each of the Company's executive officers based, in part, upon the review of competitive compensation information, the recommendations of senior management and other information available to the Committee.

Base Salary And Benefits

   The first component of the Company's executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his or her responsibilities and performance. The Committee compares the Company's compensation levels with published surveys of executive compensation at comparable companies as well as with recent proxy data for publicly traded companies also involved in the information technology industry. In order to maximize the incentive elements of the executive officers' total compensation packages, the Committee sets the base salary and benefits component of these packages within the competitive range of the salary and benefits levels of the executive officers of the comparative companies.

Annual Incentive Bonus

   The second component of the Company's executive compensation package is an annual incentive bonus. In the beginning of fiscal year 2002, the Committee established bonus compensation formulas for certain of its officers based on individual criteria. The arrangement provided each executive officer with the opportunity to earn a cash bonus according to the extent to which he or she met company specific goals and objectives. The Committee established the formulas and criteria for fiscal year 2002, and the Committee determined whether the officers met these criteria.

1996 Equity Incentive Plan

   The third component of the Company's executive compensation package is stock options, which the Company believes are becoming increasingly important as an incentive tool designed to more closely align the interests of the executive officers of the Company with the long-term interests of the Company's stockholders and to encourage its executive officers to remain with the Company. Generally, the Company grants stock options at fair market exercise prices, as determined by the Committee at the time of grant.

   The Company's Plans have been established to provide all employees of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the Plans generally have a non-statutory four-to-seven year vesting schedule and generally expire ten years from the date of grant. In addition, a portion of the options granted to the Company's executive officers are performance-based options. These options provide for deferred vesting generally over a four-year period, with the acceleration of a portion of the options in the event the executive meets designated performance objectives in a given year. The Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, the Company's financial performance, and the executive's existing options. In addition, in certain cases, the Committee has provided for accelerated vesting of options in connection with the retention of key personnel or in accordance with agreements.

CEO Compensation

   In fiscal year 2002, Mr. Nellor's base salary was $295,385. Mr. Nellor also earned a bonus of $85,740, of which $37,500 was paid as a performance bonus and $48,240 was paid as a retention bonus; the Company was restricted from granting Mr. Nellor options due to ongoing litigation which it has subsequently settled. Mr. Nellor was granted his performance bonus after taking into consideration the Company's financial performance in fiscal year 2002 and in light of his individual performance and significant contribution to the Company's re-stabilization.

Other Executive Officer Compensation

   At the beginning of fiscal year 2002, the Committee reviewed and/or established the base salaries of each executive officer based on data regarding executive compensation of the Company's competitors, including published survey information, each executive officer's base salary for the prior fiscal year, past performance, the scope of such officer's responsibility and other information available to the Committee. In addition, early in fiscal year 2002, the Committee established bonus compensation formulas for certain officers based on individual criteria. Additionally, the Committee reviewed the performance for fiscal year 2002 of each executive relative to the pre-determined objectives and determined that the formulae were not met for such officers and accordingly that only a portion of the bonuses would be paid for fiscal year 2002.

   With respect to compensation for fiscal year 2003, on March 20, 2002, the Committee approved the reduction in the annual salaries of Mr. Nellor and the executive officers by 10% from the then current levels respectively. This reduction is planned to extend through March 20, 2003. At the same time, pursuant to its 1996

Equity Incentive Plan, the Committee approved a grant to Mr. Nellor and each such executive officer of an option to purchase shares of common stock of the Company. In total, the Company granted to all eight such executive officers options to purchase an aggregate of 131,000 shares of Common Stock with an exercise price of $1.22 per share. These options vest at a rate of 1/12 on the first month anniversary of the date of grant and 1/12th of the shares subject to the option each month thereafter for the 12 months ending March 20, 2003.

                                          The Compensation Committee

                                          Robert G. Barrett
                                          Louis C. Cole
                                          Robert L. North

                                          May 23, 2002

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors and the Committee's written charter has been approved by the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements and the Company's critical accounting policies in the Company's Annual Report on Form 10-K for its fiscal year ended January 31, 2002 with management, who have the primary responsibility for the financial statements and the reporting process. As part of its review, the Committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with Ernst & Young LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed under generally accepted accounting principles and SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

   The Committee discussed with Ernst & Young LLP the overall scope and plans for their audits. The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of its financial reporting. The Committee held two such meetings with Ernst & Young LLP during the fiscal year ended January 31, 2002.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year ending January 31, 2003.

                                          The Audit Committee

                                          Robert G. Barrett
                                          Louis C. Cole
                                          Robert L. North

                                          May 23, 2002

                      PERFORMANCE MEASUREMENT COMPARISON

   The following chart shows a five-year comparison of cumulative returns, calculated on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (United States Companies) and the H&Q Technology Index. The graph assumes that $100 was invested in each of the Common Stock, the Nasdaq Stock Market and the H&Q Technology Index on January 31, 1997.

                              TOTAL RETURN INDEX
                                    [CHART]

                            Jan. 31, Jan. 30, Jan. 29, Jan. 31, Jan. 31, Jan. 31,
                              1997     1998     1999     2000     2001     2002
                            -------- -------- -------- -------- -------- --------
Peerless Systems........... $100.00  $ 54.38  $ 43.75  $ 24.38  $  4.38  $  6.40
NASDAQ Market Index-US Cos.  100.00   119.56   200.59   313.50   229.40   156.12
JPM H&Q Technology Index...  100.00   112.69   187.25   351.96   271.94   161.25

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

   Proposals by stockholders to be presented at the Company's 2003 annual meeting must be received by the Company no later than 120 days prior to May 23, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting. Furthermore, proposals by stockholders submitted outside the process of Rule 14a-8 under the Exchange Act may be considered untimely and ineligible to properly come before the Company's 2003 annual meeting if such proposal is not submitted at least 45 days prior to May 23, 2003.

   PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE. UNLESS A QUORUM CONSISTING OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IS REPRESENTED AT THE ANNUAL MEETING, NO BUSINESS CAN BE TRANSACTED. THEREFORE, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

                             AVAILABLE INFORMATION

   The Company is required to file annual, quarterly and special reports and other information with the SEC. You can read the Company's filings with the SEC over the Internet at the SEC's website at www.sec.gov. You may read and copy any document filed with the SEC, or obtain copies of the documents at prescribed rate at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Company's SEC filings are also available at the office of the Nasdaq Stock Market, Inc. For further information on obtaining copies of the Company's public filings at the Nasdaq Stock Market, you should call (212) 656-5060. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002 filed with the SEC is available without charge upon written request to: Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California 90245.

                                          By Order of the Board of Directors

                                          /s/ Denis W. Retoske
                                          Denis W. Retoske
                                          Vice President, General Counsel and
                                            Secretary

May 23, 2002

                                   APPENDIX A

                          PEERLESS SYSTEMS CORPORATION

                       AMENDED AND RESTATED (AS PROPOSED)
                        1996 EMPLOYEE STOCK PURCHASE PLAN

                              ADOPTED JULY 25, 1996

1.   PURPOSE.

     (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Peerless Systems Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

         (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

         (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration.

               The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv) To amend the Plan as provided in paragraph 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     (c) The Board may delegate administration of the Plan to a committee comprised of one or more persons (the "Committee"), which may be constituted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act" and "Rule 16b-3"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million eight hundred thousand (1,800,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   GRANT OF RIGHTS; OFFERING.

     The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.   ELIGIBILITY.

     (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

          (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   RIGHTS; PURCHASE PRICE.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering (as defined by the Board or Committee in each

Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.   EXERCISE.

     (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.   COVENANTS OF THE COMPANY.

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  RIGHTS AS A STOCKHOLDER.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan,
(ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for rights under the Plan;

          (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

          (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of
Section 423 of the Code.

14.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to such effective date.

                          PEERLESS SYSTEMS CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 20, 2002
                              2381 Rosecrans Avenue
                              El Segundo, CA 90245

                               Please detach here

Peerless Systems Corporation                                           Proxy

--------------------------------------------------------------------------------

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 20, 2002 and appoints Howard J. Nellor and Denis W. Retoske, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, $.001 par value per share, of Peerless Systems Corporation, owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Peerless Systems Corporation to be held on June 20, 2002 at 2:00 PM (Pacific Daylight Time) at 2381 Rosecrans Avenue, El Segundo, California 90245, and any adjournments or postponements thereof for any purpose.

If no choice is specified, the proxy will be voted "FOR" Proposals 1, 2 and 3.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF EACH OF THE OTHER PROPOSALS.

                                                            COMPANY #
                                                            CONTROL #
There are three ways to vote your Proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE.

..    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 9:00 AM (Pacific Daylight Time) on June 19, 2002.

..    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number which are located above.

..    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/prls/ -- QUICK *** EASY *** IMMEDIATE.

..    Use the Internet to vote your proxy 24 hours a day, 7 days a week, until
     10:00 AM (Pacific Daylight Time) on June 19, 2002 .

..    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we've provided or return it to PEERLESS SYSTEMS CORPORATION c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE.

      If you vote by Phone or Internet, please do not mail your Proxy Card.

                               Please detach here

Proposals
---------

1.   Election of Directors of
     Peerless Systems Corporation.    [ ]   FOR ALL     [ ]   WITHHOLD
                                            NOMINEES          ALL NOMINEES

Nominees:         Robert G. Barrett         Louis C. Cole
                  Howard J. Nellor          Robert L. North

Instruction: To withhold authority to vote for any individual nominee, place an X in the box marked "FOR ALL NOMINEES" and write the number(s) of the nominee(s) in the box provided to the right.

2.   Ratification of Selection of
     Ernst & Young LLP as Independent Auditors.
                          [ ] For           [ ] Against          [ ] Abstain

3.   Approval of Amendment to
     1996 Employee Stock Purchase Plan to increase
     the Number of Authorized Shares by 1,000,000
     Shares of Common Stock.
                          [ ] For           [ ] Against          [ ] Abstain


This proxy authorizes each of Howard J. Nellor and Denis W. Retoske to vote at his discretion on any other matter that may properly come before this Annual Meeting or any adjournment thereof.

Address Change? Mark Box  [ ]
                                         Date
Indicate changes below:                       -----------------------------



                                         ----------------------------------


                                         ----------------------------------
                                                Signature(s) In Box

                                         THIS PROXY IS BEING SOLICITED ON BEHALF
                                         OF THE BOARD OF DIRECTORS OF PEERLESS
                                         SYSTEMS CORPORATION